Exhibit 1.4

Board of Corporate Auditors Regulations

(Purpose)

Article 1

These rules govern matters related to the Board of Corporate Auditors (the “BoCA”) and are based on related laws and the Company’s Articles of Incorporation.

(Composition)

Article 2

1. The BoCA is composed of all of the corporate auditors.

2. The BoCA includes full-time auditors.

3. In addition, the BoCA includes a chairperson and designated auditors as provided for in Article 7.

(Role of the Board of Corporate Auditors)

Article 3

The BoCA shall receive reports on matters important to audits, conduct discussions, and make decisions related to those matters. However, the BoCA shall not obstruct individual auditors from executing their authority.

(Duties of the Board of Corporate Auditors)

Article 4

The BoCA shall perform the following duties. However, decisions related to (3) below must not obstruct individual auditors from executing their authority.

(1)	Preparation of audit reports

(2)	Selection and dismissal of full-time auditors

(3)	Determination of audit policies, methods for conducting audits of the Company’s business and assets, and other matters related to the execution of auditors’ duties.

(Appointment and Dismissal of Full-Time Auditors)

Article 5

The BoCA shall, by its resolution, select full-time auditors from among the corporate auditors and may also dismiss full-time auditors.

(Chairperson)

Article 6

1. The BoCA shall designate, by its resolution, a chairperson from among the corporate auditors.

2. The chairperson shall perform the duties outlined in Paragraph 1 of Article 10 and any other duties assigned by the BoCA. However, the chairperson shall not obstruct individual auditors from executing their authority.

(Designated Auditor)

Article 7

1. The BoCA shall designate, by its resolution, a party (the “designated auditor”) to perform the following duties.

(1)	Receive from the Board of Directors and distribute to other corporate auditors all business reports and supplementary explanatory documents as well as all documents related to account statements that are supposed to be received by all corporate auditors.

(2)	Notify the director designated to receive such notifications (the “designated director”) of the content of BoCA reports related to business reports and supplementary explanatory documents.

(3)	Decide, in consultation with the designated director, the date on which the notices in (2) above should be made.

(4)	Receive notice of the contents of the audit report of the Company’s accounts from the accounting auditor and notify other corporate auditors about the contents of such audit reports.

(5)	Decide, in consultation with the designated director and the accounting auditor, the date on which the notices in (4) above should be received.

(6)	Notify the designated director and the accounting auditor about the content of the BoCA’s audit report on documents related to account statements.

(7)	Decide, in consultation with the designated director, the date on which the notices in (6) above should be made.

2. The designated auditor must be a full-time auditor.

(Corporate Auditor Who Attends Board of Directors Meetings for Special Directors)

Article 8

When the Board of Directors resolves to convene a board meeting attended by special directors, the BoCA will appoint an auditor to attend this meeting as a special director.

(Meeting Schedule)

Article 9

As a general rule, the BoCA shall hold meetings once monthly. However, the BoCA may hold additional meetings whenever necessary.

(Meeting Convener)

Article 10

1. BoCA meetings shall be convened by the chairperson.

2. Any auditor may request that the chairperson convene a meeting of the BoCA.

3. If the chairperson fails to convene a meeting requested by another auditor, the auditor who made the request can personally convene and conduct a meeting.

(Convocation Procedure)

Article 11

1. BoCA meeting notifications shall be distributed to all corporate auditors at least three days before the meeting date. This three-day minimum notification period may be shortened when the Board must urgently meet on shorter notice.

2. BoCA meetings may be convened without complying with the above-prescribed convocation procedure when all corporate auditors so consent.

(Resolution Procedure)

Article 12

1. BoCA resolutions shall be passed by majority vote.

2. All resolutions must be preceded by deliberations based on sufficient information.

(Resolution of Audit Policies and Related Matters)

Article 13

1. Audit policies, audit plans, audit methods, and the division of audit duties shall be decided by BoCA resolution.

2. In addition to the provisions of the previous paragraph, the BoCA shall make resolutions on all matters necessary to the execution of its business, including preparation of a budget for BoCA expenses.

3. The BoCA shall decide on the following organizational matters and request that the Board of Directors make the necessary preparations.

(1)	Matters related to staff to assist in the work of the BoCA.

(2)	Matters related to ensuring the independence of staff in Paragraph (1) immediately above from the Board of Directors.

(3)	Structures to ensure the BoCA receives reports from the Board of Directors, staff assigned to assist in BoCA work, and all other reports to be submitted to the auditors.

(4)	Other structures that ensure the effective execution of audit work by auditors.

(Regular Meetings with the Company’s Representative Directors)

Article 14

1. The BoCA will regularly meet with the Company’s representative directors to deepen mutual understanding with them by enabling the BoCA to make requests as it deems necessary and by exchanging opinions on major issues facing the Company, the status of the apparatus for conducting audits, and important issues related to audits.

2. The BoCA shall appropriately explain audit policies, audit plans, audit progress, and audit results to the representative directors and Board of Directors.

3. In addition to matters stipulated by law, the BoCA shall receive reports from the Board of Directors and its staff on matters as agreed in consultations with the Board of Directors and based on the structures provided for in Paragraph 3 of Article 3 above.

(Reports presented to the Board of Corporate Auditors)

Article 15

1. Auditors shall report to the BoCA on the status of the execution of their duties on a regular basis, at other times as necessary, and whenever requested to make a report by the BoCA.

2. Auditors must also report to the BoCA on reports received from the staff of accounting auditors, directors, and internal audit departments and from other parties.

3. The BoCA can also demand reports directly from the staff of accounting auditors, directors, and internal audit departments and from other parties, as necessary.

4. If the staff of accounting auditors, directors, or internal audit departments or other parties have reported to all corporate auditors the matters that they are required to report to the BoCA, separate reports to the BoCA in accord with the immediately preceding Paragraph 3 will not be required.

(Measures in Response to Received Reports)

Article 16

The BoCA, upon receiving the reports outlined below, shall conduct necessary surveys and implement measures appropriate to the situation.

(1)	Reports from directors of the discovery of a situation that could lead to conspicuous damage to the Company.

(2)	Reports from the accounting auditor of a fraudulent act or other violation of law or of the Company’s Articles of Incorporation by a director in the execution of his duties.

(3)	Reports from a director or its staff regarding matters decided upon in previous consultations with the director.

(Preparation of Audit Reports)

Article 17

1. The BoCA shall prepare audit reports based on audit reports drafted by individual corporate auditors and BoCA deliberations.

2. If the findings of a BoCA audit report differs from those presented in an individual auditor’s report, the individual auditor’s findings shall be appended to the BoCA report as a supplementary note, if so requested by the concerned auditor.

3. BoCA audit reports must bear the signature or official personal seal of all corporate auditors (electronic signatures also are valid). Auditors status as either full-time or external auditors must be indicated in the report.

4. The provisions of the immediately preceding Paragraph 3 also apply to the preparation of provisional or consolidated financial statements.

(Approval of the Appointment of Auditors)

Article 18

1. The following matters related to the appointment of corporate auditors are decided by BoCA resolution.

(1)	Agreement to present a measure related to the appointment of corporate auditors to the general shareholders’ meeting

(2)	Requests to make appointment of auditors a purpose of the general shareholders’ meeting

(3)	Requests to propose the appointment of corporate auditors at the general shareholders’ meeting.

2. The immediately preceding paragraph also applies to the appointment of an auditor to fill a vacant position.

(Agreement on Appointment of Accounting Auditor)

Article 19

1. The BoCA shall consider the appropriateness of reappointing accounting auditors. Such considerations will include confirmation that the accounting auditor’s assigned auditor changes periodically in accord with laws and regulations.

2. Appointment, dismissals, and non-reappointments of accounting auditors are decided by BoCA resolution.

(1)	Agreement to present a proposal related to the appointment of an accounting auditor to the general shareholders’ meeting

(2)	Agreement to make the dismissal or non-reappointment of an accounting auditor a purpose of the general shareholders’ meeting

(3)	Requests to propose the appointment of an accounting auditor at the general shareholders’ meeting

(4)	Requests to make the appointment, dismissal, or non-reappointment of an accounting auditor a purpose of the general shareholders’ meeting

(5)	Appointment of a temporary accounting auditor when the position has been vacated

3. As long as the matter has been discussed by the BoCA, all members of the BoCA may agree on the dismissal of an accounting auditor for legal reasons. In such cases, an auditor selected by the BoCA must report on the dismissal and reasons for it at the first general shareholders’ meeting after the dismissal.

4. The agreement of all corporate auditors mentioned in the preceding paragraph may, when urgency requires, be sought in writing or by electronic communication.

(Approval of Accounting Auditor Compensation)

Article 20

Compensation of parties performing the duties of accounting auditors and temporary accounting auditors shall be determined by BoCA resolution.

(Agreement for Partial Indemnification of Directors’ against Liability)

Article 21

1. As long as the matter has been discussed by the BoCA, the BoCA may unanimously agree on the following.

(1)	Agreement to present a proposal at the general shareholders’ meeting for the partial indemnification of directors against liability

(2)	Agreement to present a proposal at the general shareholders’ meeting to amend the Articles of Incorporation so that partial indemnifications of directors against liability can be made by Board of Directors resolutions

(3)	Agreement to present a proposal to the Board of Directors for the partial indemnification of directors against liability in accord with the Articles of Incorporation.

(4)	Agreement to present a proposal to the general shareholders’ meeting regarding amendments to the Articles of Incorporation to allow the Company to enter into an agreement with an outside director for a partial indemnification of that director against liability

2. The agreement of all corporate auditors mentioned in the preceding paragraph may, when urgency requires, be sought in writing or by electronic communication.

(Agreement to Participate in Defense of Directors)

Article 22

1. As long as the matter has been discussed by the BoCA, all members of the BoCA may agree to the Company participating in the defense of a director named as defendant in a shareholder suit.

2. The agreement of all corporate auditors mentioned in the preceding paragraph may, when urgency requires, be sought in writing or by electronic communication.

(Consultations on the Exercise of Auditors’ Authority)

Article 23

Auditors can consult with the BoCA before exercising their authority or fulfilling their duties related to the following matters.

(1)	Explanations in response to questions from shareholders communicated to auditors before the general shareholders’ meeting

(2)	Reports to the Board of Directors and requests to convene a meeting of the Board of Directors

(3)	Survey results related to measures presented to the general shareholders’ meeting, documents and other matters

(4)	Requests for a ban on activities by the Board of Directors that are outside the purview of the Company’s purpose or are in violation of laws or the Company’s Articles of Incorporation

(5)	Opinions stated at the general shareholders’ meeting regarding auditors’ appointment, dismissal, resignation, compensation, etc.

(6)	Matters related to lawsuits between the Company and directors.

(7)	Matters related to other lawsuits brought before a court

(Discussion of Compensation, etc)

Article 24

Discussion of auditors’ compensation and other matters can be taken up by the BoCA provided all auditors agree to such discussion.

(Minutes of BoCA Meetings)

Article 25

1. The BoCA shall keep meeting minutes that include the following items, and all corporate auditors in attendance shall sign or apply their personal seal (electronic signatures also are valid) to the minutes.

(1)	The date and site at which the meeting was held (the record should also include the method of participation for auditors, directors, and accounting auditors who were unable to attend in person)

(2)	The main points of discussion and any results

(3)	A summary of any opinions and remarks made at the meeting in relation to the following matters:

(a)	Reports from the Board of Directors on the discovery of a situation that could lead to conspicuous damage to the Company

(b)	Reports from the accounting auditor of a fraudulent act or other violation of law or of the Company’s Articles of Incorporation by a director in the execution of his duties

(4)	The names and titles of any directors or accounting auditors in attendance at the BoCA meeting

(5)	The name of the meeting’s chairperson.

2. The following shall be recorded in meeting minutes for any matters about which Paragraph 4 of Article 15 stipulates that a report to the BoCA is not required.

(1)	The content of the matter that did not require a report to the BoCA

(2)	The date of the matter that did not require a report to the BoCA

(3)	The name of the corporate auditor responsible for preparing the minutes.

3. The Company shall keep the records specified in the immediately preceding Paragraph 2 at its head office for a period of 10 years.

(Assisting Staff)

Article 26

1. The corporate auditor secretariat will include a staff (“corporate audit staff”) that assists in the running of BoCA meetings and the duties of corporate auditors.

2. Corporate audit staff will engage in work related to the convening of BoCA meetings, the recording of meeting minutes, and other business related to the conduct of BoCA meetings, as well as assisting with other duties of corporate auditors.

3. Necessary approvals regarding the assignment and dismissal of corporate audit staff as well as their personnel evaluations and salaries will be made by full-time corporate auditors.

4. Corporate auditors must endeavor to ensure the independence of corporate audit staff from executives in charge of business operations by clarifying the following.

(1)	The authority of corporate audit staff.

(2)	The corporate auditors’ authority to supervise and issue orders to corporate audit staff.

(Audit Standards for Corporate Auditors)

Article 27

All matters related to the BoCA and audits by corporate auditors shall be conducted in conformance with laws and regulations, the Company’s Articles of Incorporation, these BoCA Regulations, and any other audit standards established by the BoCA.

(Amendment or Abolishment of Regulations)

Article 28

These Regulations may be amended or abolished only by BoCA resolution.

Supplementary Provisions

(Effective Date)

Article 1

These Regulations are effective from April 1, 2010.

(Executive Director)

Article 2

In these Regulations, “director” includes executive directors. However, this inclusion does not apply when the nature of the article or clause clearly does not pertain to an executive director.

(Prior Approval of Duties Provided by Accounting Auditor)

Article 3

1. The BoCA will undertake prior consideration of the “impact on the independence of the accounting auditor” in the following cases, and issue approval when it judges there to be no issues.

(1)	When the Company or a subsidiary or affiliate under its direction enters into a contract for audit services

(2)	When the Company or a subsidiary or affiliate under its direction enters into a contract with the accounting auditor or a temporary accounting auditor for non-audit services.

2. Approval of contracts indicated in the previous clause can be assigned to a designated auditor by a resolution of the BoCA.

3. Corporate auditors granting approvals in accord with the previous clause shall issue an after-the-fact report to the BoCA summarizing the approved contract and their approval decision.

Established on April 1, 2010